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                                        Accent Software International
                                        2864 South Circle Drive
[LOGO OF ACCENT SOFTWARE APPEARS HERE]  Suite 500
                                        Colorado Springs, CO 80906
                                        719-955-3400 main
                                        719-955-0282 fax


COMPANY CONTACTS:                                                   EXHIBIT 99.2
Todd Oseth, President & CEO
719-955-3400 x3410 phone
toddo@lware.net
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Deborah Park
Corporate Communications
719-955-3400 x3405 phone
debp@lware.net
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For Immediate Release

          Accent to Conduct Business Under the Name LanguageWare.net

                     New name reflects strategy to provide
                global e-business solutions over the Internet.

Colorado Springs, CO--October 6, 1999 - As of today, Accent Software International (OTCBB: ACNTF and ACNUF) will begin conducting its business under the name LanguageWare.net and will aggressively expand its global e-business solutions to corporations that are taking their Internet business worldwide. Stock for the company will continue to be traded on the Over-the-Counter Bulletin Board with the ticker symbol: ACNTF, and Units as ACNUF, until further notice. The company expects that the name of the company will be officially changed to LanguageWare.net (Company) Ltd. Before the end of the year and will change its ticker symbol at the time the official name change occurs.

"This name change reflects the company's evolution and transition toward providing global Internet solutions," explains Todd Oseth, president & CEO. "Many have predicted, and current trends confirm, that within a couple years the majority of Internet users will not speak English as their native language. Although many consumers worldwide will use English for their Internet commerce, we offer solutions to companies that recognize the competitive advantage in offering consumers, not only web pages in their native language, but database searches, monetary information and technical support as well. At LanguageWare.net, we believe that running a successful worldwide operation requires integrated language solutions at every level of business."

With this name change, LanguageWare.net will begin to roll out a wide array of multilingual global e-business solutions. Some of these offerings include multilingual Web site development, maintenance, and e-commerce solutions, along with the unique ability to view, search and build multilingual databases on English operating systems, and database and desktop capabilities that allow Asian (double-byte) characters to be viewed on English operating systems. In addition, LanguageWare.net offers a fully integrated, online machine and human translation portal, with real-time multilingual, multi-cultural
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Accent Software International - Name Change News Release - p.2

customer support and sales system development, software localization services, along with a network of thousands of in-county, native-speaking translators that are instantly screened and accessed via LanguageWare.net's Internet server technology.

Portions of this press release contain historical information and forward-looking statements. Statements looking forward in time are included pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks and the Company's actual results in future periods may be materially different from any future performance suggested herein.

About Accent Software International: Accent Software International, founded in 1988, provides global e-business solutions that allow customers, vendors, suppliers and employees around the world to communicate with each other in their native languages. The company, doing business as LanguageWare.net, is the only source for integrated language solutions over the Internet that enable successful worldwide e-business. For additional information visit the company's Web site at http://www.LanguageWare.net/.
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